 Exhibit 99.906Cert

Pursuant to 18 U.S.C. Section 1350, I, Todger Anderson, President and Principal Executive Officer of the Westcore Trust (the “Registrant”), hereby certify, to the best of my knowledge, that the Registrant’s report on Form N-CSR for the period ended December 31, 2007 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:          /s/ Todger Anderson

                Todger Anderson

                President and Principal Executive Officer

Dated:    March 7, 2008

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.